Exhibit 99.3

Delta Air Lines, Inc.
2008 Management Incentive Plan

1.           Purpose.  The 2008 Management Incentive Plan (the “MIP”) is an annual cash incentive program sponsored by Delta Air Lines, Inc. (“Delta” or the “Company”) that is intended to:  (a) closely link pay and performance by providing management employees with a compensation opportunity based on Delta's achieving key business plan goals in 2008; and (b) align the interests of management employees with the Company’s other employees and stakeholders.  The MIP is an “Award Agreement” under, and is subject to the terms of, the Delta Air Lines, Inc. 2007 Performance Compensation Plan (the “2007 Plan”).  Capitalized terms that are not otherwise defined in the MIP shall have the meaning ascribed to them in the 2007 Plan.

2.           Plan Administration.  (a)  The Committee shall be responsible for the general administration and interpretation of the MIP and for carrying out its provisions. “Committee” means the Personnel & Compensation Committee of the Board.  The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the MIP:

(i)           authority to construe and interpret the terms of the MIP, and to determine eligibility, awards and the amount, manner and time of payment of any awards hereunder;

(ii)           authority to prescribe forms and procedures for purposes of MIP participation and distribution of awards;

(iii)           authority to adopt rules and regulations and to take such actions as it deems necessary or desirable for the proper administration of the MIP; and

(iv)           authority at any time prior to a Change in Control to eliminate or reduce the actual payout to any Participant in the MIP.

(b)           Any rule or decision by the Committee that is not inconsistent with the provisions of the MIP shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

3.           Eligibility.  All Delta employees worldwide (other than employees in the Delta Benefits Trusts Department) who are assigned a competency code of (a) Business Leader (BL), (b) Leader Manager (LM) or (c) Senior Professional (SP) are eligible to participate in the MIP (“Participants”).  Business Leaders include Participants at Participation Levels 1 through 6, as described in Section 5 below.  Leader Managers and Senior Professionals (collectively, “LM/SPs”) include Participants at Participation Level 7.

4.           MIP Awards.

(a)           General.  The MIP award each Participant receives, if any, will be based on:  (i) the Participant’s Target MIP Award, as defined below; (ii) the level of achievement within each applicable performance measure; and (iii) the occurrence of a payout for 2008 under the Company’s broad-based employee profit sharing program (the “Profit Sharing Program”).

(b)           Performance Measures.  The performance measures used will be one or more of financial (“Financial Performance”), operational (“Operational Performance”) and individual performance (“Individual Performance”).  Achievement under each performance measure may range from below threshold, at which there is no payout, to the maximum performance level, at which the payout will be greater than the target level.  See Section 6 below.

(c)           Condition to Payout.  Any payout for Financial Performance or Operational Performance is contingent upon a payout under the Profit Sharing Program for 2008.  If there is no payout under the Profit Sharing Program for 2008, no MIP awards will be paid with respect to Financial Performance or Operational Performance regardless of whether Delta meets or exceeds those performance measures.

(d)           Target MIP Awards.  The Target MIP Award for each Participant will be expressed as a percentage of the Participant’s Annual Base Salary (the “Target MIP Award”) as determined by the Committee and will be communicated to Participants in such manner as the Committee deems appropriate.  Subject to Section 8 below, “Annual Base Salary” means the Participant’s 2008 annual base salary as in effect on December 31, 2008.

5.           Weighting of Performance Measures.  Subject to Section 8 below, a percentage of each Participant’s Target MIP Award is allocated to one or more of Financial Performance,
Operational Performance or Individual Performance based on the Participant’s Participation Level (the “Participation Level”), as follows:

	Performance Measures and Weighting
Participation Level (A)	% of Target MIP Award allocated to Financial Performance (B)	% of Target MIP Award allocated to Operational Performance (C)	% of Target MIP Award allocated to Individual Performance (D)
1 through 4	50%	50%	0%
5 and 6	33.33%	33.33%	33.34%
7			100%

Participation Levels are allocated as follows:

Participation Level (A)	Participant’s Title (B)
1	CEO
2	President
3	EVP
4	SVP
5	VP
6	Managing Director/Director
7	LM/SP

6.           The Performance Measures—Threshold, Target and Maximum Payout Levels.  The Target MIP Award, and the amounts paid in connection with target levels of Financial, Operational and Individual Performance, is based on the achievement of the target performance level with respect to each applicable performance measure.  A Participant’s actual MIP award may be greater or less than the target amount based on whether performance under one or more of the performance measures applicable to the Participant exceeds or is below target performance.  This is explained in more detail below.

(a)           Financial Performance Measures.  The Financial Performance measures for 2008 are based on Delta’s Pre-Tax Income, as defined below.  The following table describes the performance ranges and award payout levels for 2008 Financial Performance, subject to Section 4(c) above:

	Threshold	Target	Maximum
Percentage of Target Financial Amount Paid	50%	100%	200%
Required 2008 Pre-Tax Income	$565 million	$852 million	$1.135 billion

Payouts will be straight-line interpolated when Pre-Tax Income results fall above Threshold and below Target or above Target and below Maximum.

           “Pre-Tax Income” will be the amount of Pre-Tax Income, if any, determined under the Profit Sharing Program for 2008.

(b)           Operational Performance Measures.  The Operational Performance measures for 2008 are based on both Delta and Delta Connection operational performance, with (i) Delta’s operational performance accounting for 75% of the measure and (ii) Delta Connection performance accounting for 25% of the measure.  Delta’s Operational Performance is based on the number of times during 2008 that Delta meets or exceeds its monthly goals under the broad-based employee shared rewards program (the “Shared Rewards Program”).  Delta Connection’s Operational Performance is based on the number of times during 2008 that the Delta Connection carriers meet or exceed their monthly operational goals for (x) completion factor and (y) on-time performance (the “Delta Connection Goals”).  The Delta Connection Goals and the methodology for determining whether these goals are met are described in Exhibit A hereto.  The following table describes the performance ranges and award payout levels for 2008 Operational Performance, subject to Section 4(c) above:

	Below Threshold	Threshold	Target	Maximum
Shared Rewards Program
Number of monthly Shared Rewards Program goals actually met during 2008	15 or less	16	21	26 or more
% of Target Payout for this Performance Measure (75% Weighting)	0%	37.50%	75%	150%
Delta Connection Goals
Number of Delta Connection Goals actually met during 2008	8 or less	9	14	19 or more
% of Target Payout for this Performance Measure (25% Weighting)	0%	12.50%	25%	50%

Payouts based on the Shared Rewards Program and Delta Connection Goals will be straight-line interpolated when actual performance results fall above Threshold and below Target or above Target and below Maximum.

(c)           Individual Performance Measure.  The Individual Performance measure (applicable to Participants at the Vice President level (Level 5), the Managing Director/Director level (Level 6) and the LM/SP level (Level 7)) is generally determined by each Participant’s Leader Performance Management evaluation (“LPM”) at the end of 2008. The performance ranges and award payout levels will be determined by the Committee and will be communicated to Participants in the same time and in the same manner as the Target MIP Awards referred to in Section 4(d) above.

7.           Timing of Award Payments.  Subject to Section 8(a) below, any payouts to a Participant under the MIP for 2008 will be made in cash, as soon as practicable after (a) the Committee certifies the achievement of the required Financial Performance and/or Operational Performance results and (b) where applicable, an LPM evaluation has been completed, but in no case earlier than concurrent with a payout for 2008 under the Profit Sharing Program (provided that if  it is determined there will be no payout for 2008 under the Profit Sharing Program, any MIP awards that are payable based on Individual Performance will be paid as soon as practicable thereafter).

8.           Change in Employment Status.

(a)           Termination of Employment.

(i)           A Termination Event in 2008--General.  Except as expressly set forth in this Section 8 or the Delta Air Lines, Inc. 2007 Officer and Director Severance Plan (the “Severance Plan”), in the event a Participant’s employment with Delta terminates for any reason prior to the end of the workday on December 31, 2008, such Participant will be ineligible for any award under the MIP.  In other words, if a Participant is employed according to Company records through the end of the workday on December 31, 2008, the Participant will be eligible for any award earned under the MIP for 2008.

(ii)           Termination on or after January 1, 2009.  A Participant who incurs a termination of employment for any reason other than for Cause on or after January 1, 2009 will remain eligible for any unpaid 2008 MIP award.  A Participant who is terminated by the Company for Cause on or after January 1, 2009 will forfeit any unpaid 2008 MIP award.

(iii)           Death or Retirement.  With respect to any Participant whose employment terminates prior to January 1, 2009 due to the Participant’s death or Retirement, such Participant, or his estate, will be eligible to receive a MIP award based on an adjusted annual base salary amount, but otherwise in the same manner, to the same extent and at the same time as he or she would have received if such Participant’s employment had continued through December 31, 2008.  The most recent LPM prior to the termination of employment will generally apply to the Individual Performance measure, if any, applicable to the Participant.  The Participant’s Annual Base Salary will be the result of the following formula (which is the same formula set forth in Section 8(a)(v) below): X  × Y/12, where:

X = the Participant’s annual base salary as in effect as of the date of termination; and

Y = the number of calendar months the Participant was actively employed by Delta during 2008 in a MIP-eligible position, rounded up for any partial months.

(iv)           Pro Rata MIP Payment under the Severance Plan.  Any Participant who receives severance benefits under the Severance Plan as a result of a Change in Control Event (as defined in the Severance Plan) will receive a Pro Rata MIP Payment, in addition to any payments and benefits the Participant becomes entitled to receive under the Severance Plan.  “Pro Rata MIP Payment” means the result of the following formula:  W × Z/12 where,

W = the Participant’s Target MIP Award; and

Z = the number of calendar months the Participant was actively employed by Delta in a MIP-eligible position during 2008, rounded up for any partial months.

Pro Rata MIP Payments will be paid in cash as soon as practicable after a Participant’s termination of employment.

                                (v)           Payments to Level 7 Participants Upon Certain Termination Events. Any Participant employed as a Level 7 LM/SP (see Section 4(d) above) who is not covered by the Severance Plan and (A) whose employment terminates due to Disability or (B) who is terminated by the Company without Cause, in either case prior to January 1, 2009, will be eligible to receive a MIP award, based on an adjusted annual base salary amount as described below.  Subject to the Participant’s execution of a waiver and release of claims in a form and manner satisfactory to the Company, any MIP award payable under this Section 8(a)(v) will be paid in cash to the Participant as soon as practicable after the termination of employment.  The most recent LPM prior to the termination of employment will generally apply to the Individual Performance measure applicable to the Participant.  The Participant’s Annual Base Salary will be the result of the following formula: X × Y/12, where:

X = the Participant’s annual base salary as in effect as of the date of termination; and

Y = the number of calendar months the Participant was actively employed by Delta at the LM/SP level during 2008, rounded up for any partial months.

(b)           Other Changes in Employment Status.  The terms of this Section 8(b) shall apply to circumstances involving new hires, promotions, demotions, transfers or leaves of absence during 2008.  After a Participant’s Target MIP Award is determined under this Section 8(b), the appropriate weighting of performance measures will apply to each portion of such Target MIP Award as set forth in Section 5 above.  For partial calendar months, the change in employment status will be considered effective as of the 1st day of the month in which there is a change in status.  The end of year LPM will apply to any Individual Performance measure applicable to the Participant unless the Participant is no longer subject to the LPM process after the change in employment status, in which case the most recent LPM will apply.  Any MIP awards payable under this Section 8(b) will be paid at the same time and in the same manner as such awards are paid to active Participants.

(i)           New Hires.  With respect to any individual who becomes employed by Delta as an LM/SP (Participation Level 7) or any more senior MIP-eligible position during 2008 but after January 1, 2008, such individual will be a Participant in the MIP and will be eligible to receive an award under the MIP for 2008; provided, that such Participant’s Annual Base Salary will be the result of the following formula: X × Y/12:

X = the Participant’s annual base salary as of December 31, 2008; and

Y = the number of calendar months the Participant was actively employed by Delta in a MIP-eligible position during 2008, rounded up for any partial months.

(ii)           Promotions. Participants who are either promoted into a MIP-eligible job level or promoted into a higher level of MIP participation during 2008 will have their Target MIP Award calculated based on their annual base salary at each MIP-eligible job level (measured as of the date immediately prior to the date the promotion is considered effective for purposes of the MIP, if applicable, as described in the first paragraph of Section 8(b) above, and as of December 31, 2008) and the number of calendar months they were employed in each such capacity, multiplied by the relevant total target award percentage applicable to their position or positions during the relevant period.

(iii)           Demotions.  Participants who are either demoted to a position that is not eligible to participate in the MIP or demoted to a lower level of MIP participation during 2008 will have their Target MIP Award calculated based on their annual base salary at each MIP-eligible job level (measured as of the date immediately prior to the date the demotion is considered effective for purposes of the MIP, as described in the first paragraph of Section 8(b) above, and, if applicable, as of December 31, 2008) and the number of calendar months they were employed in each such capacity, multiplied by the relevant total target award percentage applicable to their position or positions during the relevant period.

(iv)           Transfers and Leaves of Absence.  In the event that during 2008 a Participant transfers employment from Delta to a Delta subsidiary or affiliate that does not participate in the MIP, other than a transfer to the Delta Community Credit Union (the “DCCU”) or Delta Technology, LLC (“DT”), the Participant will forfeit any eligibility for an award under the MIP.  Except as provided under Section 8(b)(v) below, any Participant who goes on any type of leave or who transfers to the DCCU or DT at any time during 2008 will have his Target MIP Award calculated based on his annual base salary (measured as of the date immediately prior to the date the transfer or leave is considered effective for purposes of the MIP) and the number of calendar months he was employed in a MIP-eligible position during 2008, multiplied by the relevant total target award percentage applicable to his MIP-eligible position.

(v)           Military Leave.  In the event that at any time during 2008 a Participant is on a Military Leave of Absence, his or her Annual Base Salary shall be equal to the aggregate annual base salary the Participant received from Delta during 2008 plus any amount of base salary such Participant would have received had he or she been actively employed by Delta in any corresponding MIP-eligible position during such leave. “Military Leave of Absence” means a Participant’s absence from his or her position of employment at any time during 2008 because of service in the uniformed services, as defined under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”); provided, that a Participant must provide the Company appropriate evidence that  his or her absence was due to service in the uniformed services and the period of such service in order to be considered to be on a Military Leave of Absence for purposes of the MIP.  For purposes of the MIP, any Participant who is absent due to military service (according to Delta’s records) as of December 31, 2008 and has been on such leave for a cumulative period (during the period he or she has been employed by Delta) of five years or less, will be presumed to be on a Military Leave of Absence.  Any Participant who is similarly absent due to military service (based on Delta’s records) and who has been on such leave for a period of more than five years will not be considered to be on a Military Leave of Absence until he or she provides appropriate evidence that he or she is entitled to an exception to the five-year limit on uniformed service as set forth in USERRA.

9.           Treatment of Payments Under Benefit Plans or Programs.  MIP payments will be considered as earnings under any benefit plan or program sponsored by Delta only to the extent such payments are included as earnings under the terms of the specific plan or program.  If such payments are included, unless otherwise provided in such plan or program, participants will be eligible to contribute amounts paid under the MIP into such plans in the same manner and to the same extent as their ordinary compensation and any amounts so contributed will be subject to any applicable Company contributions and/or matches.

10.           Effective Date.  The MIP will become effective as of January 1, 2008; provided however, if on or before the date the Committee adopts the MIP any employee who would otherwise have participated in the MIP is informed that his or her employment will be terminated by the Company without Cause, any severance such employee is entitled to receive will be calculated based on the 2007 Management Incentive Plan as in effect as of December 31, 2007.

11.           Amendment.  Except as otherwise expressly set forth in this Section, the terms of Section 14 of the 2007 Plan shall apply to any amendment or termination of the MIP. In addition, the terms applicable to any Participant will be subject in their entirety to the terms of any offer letter or other document to which the Participant has agreed.  The terms of such offer letter or other document, if contrary to the terms of the MIP, shall govern the rights of the corresponding Participant.

12.           Fractions.  Any calculation under the MIP that results in a fractional amount will be rounded up to two decimal points.

EXHIBIT A—DELTA CONNECTION GOALS:

Delta Connection’s Operational Performance will be based on the number of times during 2008 that the group of Delta Connection carriers meets or exceeds its monthly operational goals for completion factor and on-time performance (the “Delta Connection Goals”).  The 24 monthly Delta Connection Goals are included on the following tables:

Month in 2008	Completion Factor 2008 Goal	On-Time Performance 2008 Goal
January	98.3%	78.1%
February	97.2%	77.3%
March	97.8%	79.0%
April	99.2%	81.9%
May	99.3%	83.3%
June	98.5%	73.4%
July	98.2%	73.7%
August	98.5%	74.6%
September	98.3%	82.9%
October	98.4%	80.0%
November	98.7%	77.7%
December	98.7%	76.2%

A.
The primary source of reported metrics used to calculate performance will be performance reports provided by each Delta Connection carrier on a daily basis and validated by Delta Connection Performance Management.

B.
All domestic and international Delta Connection carrier system operations subject to capacity purchase agreements and/or  revenue proration agreements  will be included in the performance measures, including the operations of ASA, Chautauqua, Comair, ExpressJet, Freedom, Pinnacle, SkyWest and Shuttle America, but excluding Big Sky’s operations and excluding any revenue proration operations with respect to which passenger reservations are not reflected on Delta’s reservations system (the “Delta Connection Program”).  In the event that a carrier enters or leaves the Delta Connection Program, that carrier’s operations will be included or excluded from the performance measures as applicable.

C.	The monthly calculation for completion factor will be as follows:
1.	Add all Delta Connection scheduled system operations for the month.
2.	Add all Delta Connection system completed flights for the month.
3.	Divide the result of D.2 by the result of D.1 above for a combined Delta Connection system completion factor.

D.	The monthly calculation for on-time performance will be as follows:
1.	Add all Delta Connection completed system operations for the month.
2.
Add all Delta Connection system on time operations for the month.  On time operations are defined as the number of flights that arrive at the scheduled destination within 15 minutes of the scheduled arrival time.

3.	Divide the result of E.2 by the result of E.1 for a combined Delta Connection system on-time performance measure.

E.	All calculations will be performed and validated by the Delta Connection Performance Management team.